UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2018

NATIONAL FUEL GAS COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	1-3880	13-1086010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6363 Main Street, Williamsville, New York	14221
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 857-7000

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 12, 2018, National Fuel Gas Company (the “Company”) notified the New York Stock Exchange (the “NYSE”) that, as disclosed by the Company in its Current Report on Form 8-K filed January 12, 2018, the Company, on January 11, 2018, entered into Amendment No. 1 to that certain Amended and Restated Rights Agreement, dated as of December 4, 2008, by and between the Company and Wells Fargo Bank, National Association, as successor rights agent to The Bank of New York. Amendment No. 1 modified the rights of holders of the Company’s Common Stock Purchase Rights (the “Rights”), by advancing the final expiration date of the Rights from July 31, 2018 to January 16, 2018. At the close of business on January 16, 2018, the Rights expired.

The Company requested that the NYSE file a notification of removal from listing on Form 25 with the Securities and Exchange Commission (“SEC”) with respect to the delisting of the Rights. The notification of removal from listing on Form 25 was filed with the SEC on January 17, 2018, and the Rights were delisted and removed from trading on the NYSE on January 17, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL FUEL GAS COMPANY

By:	/s/ Sarah J. Mugel
Sarah J. Mugel
Assistant Secretary

Dated: January 17, 2018